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As filed with the Securities and Exchange Commission on August 7, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Centennial Resource Development, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	47-5381253 (I.R.S. Employer Identification No.)

1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(720) 499-1400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

George S. Glyphis
Chief Financial Officer, Treasurer and Assistant Secretary
Centennial Resource Development, Inc.
1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(720) 499-1400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
William N. Finnegan IV
Debbie P. Yee
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546-5400

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Class A Common Stock, par value $0.0001 per share, underlying Private Placement Warrants	8,000,000(2)	$11.50(3)	$92,000,000	$10,663

Class A Common Stock, par value $0.0001 per share	36,000,000(4)	$15.94(5)	$573,840,000	$66,509

TOTAL	44,000,000		$665,840,000	$77,172

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such indeterminable additional shares of Class A Common Stock, par value $0.0001 per share, of the Registrant (the "Class A Common Stock") as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)
Represents the issuance by the Registrant of 8,000,000 shares of Class A Common Stock underlying warrants (the "Private Placement Warrants") purchased by Silver Run Sponsor, LLC, the sponsor of the Registrant, in a private placement that closed simultaneously with the closing of the Registrant's initial public offering on February 29, 2016.

(3)
Based on the exercise price of a Private Placement Warrant in accordance with Rule 457(g) under the Securities Act.

(4)
Represents the resale of (i) 12,500,000 shares of Class A Common Stock received by holders of shares of Class B Common Stock, par value $0.0001 per share, of the Registrant (the "Class B Common Stock") upon the automatic conversion of the shares of Class B Common Stock on October 11, 2016 in connection with the closing of the Registrant's acquisition of approximately 89% of the outstanding membership interests in Centennial Resource Production, LLC and (ii) 23,500,000 shares of Class A Common Stock issued to certain investors in a private placement in connection with the Registrant's acquisition of certain undeveloped acreage and producing oil and gas properties from GMT Exploration Company LLC on June 8, 2017.

(5)
Estimated at $15.94 per share, the average of the high and low sale prices of the Class A Common Stock as reported on The NASDAQ Capital Market on August 3, 2017, solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1) under the Securities Act.

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, dated August 7, 2017

Preliminary Prospectus

CENTENNIAL RESOURCE DEVELOPMENT, INC.

8,000,000 Shares of Class A Common Stock Issuable Upon Exercise
of Outstanding Private Placement Warrants
36,000,000 Shares of Class A Common Stock

        This prospectus relates to the issuance by Centennial Resource Development, Inc. (the "Company," "we," "our" or "us") of 8,000,000 shares of our Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock"), upon the exercise of warrants (the "Private Placement Warrants") purchased by Silver Run Sponsor, LLC (our "Sponsor") in a private placement that closed simultaneously with the closing of our initial public offering on February 29, 2016 (our "IPO"). Each Private Placement Warrant entitles the holder to purchase one share of Class A Common Stock at an exercise price of $11.50 per share. We will receive the proceeds from the exercise of the Private Placement Warrants, but not from the sale of the underlying shares of Class A Common Stock.

        This prospectus also relates to the resale of 36,000,000 shares of Class A Common Stock by the selling stockholders named in this prospectus or their permitted transferees. The shares of Class A Common Stock being offered by the selling stockholders consist of (i) 12,500,000 shares of Class A Common Stock (the "Founder Shares") received by holders of shares of our Class B Common Stock, par value $0.0001 per share (the "Class B Common Stock"), upon the automatic conversion of the shares of Class B Common Stock into an equivalent number of shares of Class A Common Stock on October 11, 2016 in connection with the consummation of our initial business combination and (ii) 23,500,000 shares of Class A Common Stock (the "Private Placement Shares") issued to certain investors in a private placement that closed simultaneously with the consummation of our acquisition of certain undeveloped acreage and producing oil and gas properties from GMT Exploration Company LLC on June 8, 2017.

        The selling stockholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the shares of Class A Common Stock owned by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of these shares of Class A Common Stock, including with regard to compliance with state securities or "blue sky" laws. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of Class A Common Stock. See "Plan of Distribution" beginning on page 12 of this prospectus.

        Our Class A Common Stock is quoted on The NASDAQ Capital Market ("NASDAQ") under the symbol "CDEV." On August 4, 2017, the last reported sale price of our Class A Common Stock on NASDAQ was $15.75. As of August 4, 2017, we had 257,244,767 shares of Class A Common Stock issued and outstanding.

        We are an "emerging growth company" as defined in Section 2(a) of the Securities Act of 1933, as amended (the "Securities Act"), as modified by the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

        INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON PAGE 5 OF THIS PROSPECTUS AND "RISK FACTORS" IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2017.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus, any prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. We and the selling stockholders are not offering to sell, or seeking offers to buy, shares of our Class A Common Stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our Class A Common Stock.

i

GLOSSARY

        Unless the context otherwise requires, references in this prospectus to:

  •
  "Business Combination" are to our acquisition of approximately 89% of the outstanding membership interests in CRP from the Centennial Contributors, which closed on October 11, 2016, and the other transactions related thereto;

  •
  "Celero" are to Celero Energy Company, LP, a Delaware limited partnership;

  •
  "Centennial Contributors" are to CRD, NGP Follow-On and Celero, collectively;

  •
  The "Company," "we," "our" or "us" are to (a) Centennial Resource Development, Inc. and its subsidiaries, including CRP, following the closing of the Business Combination and (b) Silver Run Acquisition Corporation prior to the closing of the Business Combination;

  •
  "Class A Common Stock" are to our Class A Common Stock, par value $0.0001 per share;

  •
  "Class B Common Stock" are to our Class B Common Stock, par value $0.0001 per share, shares of which were converted into shares of Class A Common Stock on a one-for-one basis in connection with the consummation of our Business Combination;

  •
  "Class C Common Stock" are to our Class C Common Stock, par value $0.0001 per share, which were issued to the Centennial Contributors in connection with the Business Combination;

  •
  "CRD" are to Centennial Resource Development, LLC, a Delaware limited liability company;

  •
  "CRP" are to Centennial Resource Production, LLC, a Delaware limited liability company;

  •
  "CRP Common Units" are to units representing common membership interests in CRP;

  •
  "Founder Shares" are to shares of Class A Common Stock received by holders of shares of our Class B Common Stock, upon the automatic conversion of the shares of Class B Common Stock into an equivalent number of shares of Class A Common Stock in connection with the consummation of our Business Combination;

  •
  "GMT Acquisition" are to our acquisition of certain undeveloped acreage and producing oil and natural gas properties from GMT Exploration Company LLC, which closed on June 8, 2017;

  •
  "Initial Stockholders" are to holders of our Founder Shares;

  •
  "IPO" are to our initial public offering of Units, which closed on February 29, 2016;

  •
  "NGP Follow-On" are to NGP Centennial Follow-On LLC, a Delaware limited liability company;

  •
  "Private Placement Warrants" are to our 8,000,000 outstanding warrants that were purchased by our Sponsor in a private placement simultaneously with the closing of our IPO;

  •
  "Public Warrants" are to the warrants sold as part of the Units in our IPO, all of which have been exercised or redeemed and are no longer outstanding;

  •
  "Riverstone" are to Riverstone Investment Group LLC and its affiliates, including our Sponsor, collectively;

  •
  "Sponsor" are to our sponsor, Silver Run Sponsor, LLC, a Delaware limited liability company and an affiliate of Riverstone; and

  •
  "Units" are to our units sold in our IPO, each of which consisted of one share of Class A Common Stock and one-third of one Public Warrant.

ii

PROSPECTUS SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Our Company

Business Overview

        Our only significant asset is our current ownership of an approximate 92% membership interest in CRP, our operating subsidiary. We are an independent oil and natural gas company focused on the development of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin. Our assets are concentrated in the Delaware Basin, a sub-basin of the Permian Basin, and our properties consist of large, contiguous acreage blocks primarily in Reeves County in West Texas and Lea County in New Mexico.

        Our principal business objective is to increase shareholder value by building a premier development company focused on horizontal drilling in the Delaware Basin. We intend to grow our production and oil and natural gas reserves by developing our acreage with an increased focus on optimizing completions, improving drilling results and drilling extended laterals. We also intend to grow our production and reserves through acquisitions that meet our strategic and financial objectives.

Organizational Structure

        The following diagram illustrates the current ownership structure of the Company:

(1)
CRD, one of the Centennial Contributors, also owns one share of our Series A Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock"), that provides CRD with the right to nominate and elect one director to our board of directors. The Series A Preferred Stock does not have any other voting rights or rights with respect to dividends except preferred distributions in liquidation in the amount of $0.0001 per share.

Additional Information

        Our principal executive offices are located at 1001 Seventeenth Street, Suite 1800, Denver, Colorado 80202, and our telephone number is (720) 499-1400. Our website is www.cdevinc.com. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

Our Emerging Growth Company Status

        As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, we take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to public companies. These exemptions include:

  •
  deferral of the auditor attestation requirement on the effectiveness of our system of internal control over financial reporting;

  •
  exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

  •
  exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

  •
  reduced disclosure about executive compensation arrangements.

        We may take advantage of these provisions until we are no longer an emerging growth company, which will occur on the earliest of (i) the last day of the fiscal year following February 28, 2021, the fifth anniversary of our IPO, (ii) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue, (iii) the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period and (iv) the date on which we are deemed to be a "large accelerated filer" (the fiscal year-end on which the total market value of our common equity securities held by non-affiliates is $700 million or more as of June 30), as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Accordingly, the information that we provide you may be different than what you may receive from other public companies in which you hold equity interests.

 The Offering

        We are registering (i) the issuance by us of 8,000,000 shares of Class A Common Stock underlying the Private Placement Warrants and (ii) the resale of 36,000,000 shares of Class A Common Stock by the selling stockholders named in this prospectus, or their permitted transferees.

Issuance of Class A Common Stock Underlying the Private Placement Warrants

Shares of Class A Common Stock to be Issued upon Exercise of the Private Placement Warrants	8,000,000 shares of Class A Common Stock.
Shares of Class A Common Stock Outstanding Prior to Exercise of the Private Placement Warrants(1)	257,244,767 shares of Class A Common Stock, as of August 4, 2017.
Shares of Class A Common Stock to be Outstanding Assuming Exercise of All Private Placement Warrants(1)(2)	265,244,767 shares of Class A Common Stock.
Terms of the Private Placement Warrants

Each Private Placement Warrant entitles the holder to purchase one share of Class A Common Stock for $11.50 per share. So long as the Private Placement Warrants are held by our Sponsor or its permitted transferees, the holders of the Private Placement Warrants may elect to exercise them on a "cashless basis." The Private Placement Warrants will expire at 5:00 p.m., New York time, on October 11, 2021 (which is five years after the completion of the Business Combination) or earlier upon redemption or liquidation.

Use of Proceeds

We expect to receive $92,000,000 in proceeds assuming the exercise of all of our Private Placement Warrants for cash at the exercise price of $11.50 per share. We will not receive any proceeds from the exercise of our Private Placement Warrants on a "cashless basis." We intend to use these net proceeds for general corporate purposes.

Resale of Class A Common Stock by Selling Stockholders

Shares Offered by the Selling Stockholders	We are registering 36,000,000 shares of Class A Common Stock to be offered by the selling stockholders named herein, which includes (i) 12,500,000 Founder Shares and (ii) 23,500,000 Private Placement Shares.
Terms of the Offering	The selling stockholders will determine when and how they will dispose of the shares of Class A Common Stock registered under this prospectus for resale.
Use of Proceeds	We will not receive any of the proceeds from the sale of shares of Class A Common Stock by the selling stockholders.

Trading Market and Ticker Symbol	Our Class A Common Stock is listed on NASDAQ under the symbol "CDEV."

(1)
The number of shares of Class A Common Stock does not include the 11,169,963 shares of Class A Common Stock available for future issuance under the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan.

(2)
The number of shares of Class A Common Stock assumes the holders of all of our Private Placement Warrants exercise all of their Private Placement Warrants for cash at the $11.50 exercise price per share.

        For additional information concerning the offering, see "Plan of Distribution" beginning on page 12.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should consider carefully the risk factors and all of the other information included in or incorporated by reference into this prospectus, including those in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and in subsequent filings, before deciding whether to purchase any of our securities. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the "SEC") in the future. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows and our prospects could be harmed. In that event, the price of our securities could decline and you could lose part or all of your investment.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus constitute "forward-looking statements." All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors."

        Forward-looking statements may include statements about:

  •
  our business strategy;

  •
  our reserves;

  •
  our drilling prospects, inventories, projects and programs;

  •
  our ability to replace the reserves we produce through drilling and property acquisitions;

  •
  our financial strategy, liquidity and capital required for our development program;

  •
  our realized oil, natural gas and natural gas liquids ("NGL") prices;

  •
  the timing and amount of our future production of oil, natural gas and NGLs;

  •
  our hedging strategy and results;

  •
  our future drilling plans;

  •
  our competition and government regulations;

  •
  our ability to obtain permits and governmental approvals;

  •
  our pending legal or environmental matters;

  •
  our marketing of oil, natural gas and NGLs;

  •
  our leasehold or business acquisitions;

  •
  our costs of developing our properties;

  •
  general economic conditions;

  •
  credit markets;

  •
  uncertainty regarding our future operating results; and

  •
  our plans, objectives, expectations and intentions contained in this prospectus that are not historical.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described under the heading "Risk Factors."

        Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

        Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward- looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS

Issuance of Class A Common Stock Underlying Private Placement Warrants

        We will receive the proceeds from the exercise of the Private Placement Warrants, but not from the sale of the underlying shares of Class A Common Stock. Assuming the exercise of all of the Private Placement Warrants at an exercise price of $11.50 per share, we expect to receive $92,000,000. We will not receive any proceeds from the exercise of our Private Placement Warrants on a "cashless basis." We intend to use any proceeds for general corporate purposes.

Resale of Class A Common Stock by Selling Stockholders

        We will not receive any of the proceeds from the sale of Class A Common Stock by the selling stockholders named herein.

DETERMINATION OF OFFERING PRICE

Issuance of Class A Common Stock Underlying Private Placement Warrants

        The offering price of the shares of Class A Common Stock underlying the Private Placement Warrants offered hereby is determined by reference to the exercise price of the Private Placement Warrants of $11.50 per share.

Resale of Class A Common Stock by Selling Stockholders

        Our Class A Common Stock is listed on NASDAQ under the symbol "CDEV." The actual offering price by the selling stockholders of the shares of Class A Common Stock covered by this prospectus will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the selling stockholders or as otherwise described in the section entitled "Plan of Distribution."

 SELLING STOCKHOLDERS

        The selling stockholders may offer and sell, from time to time, any or all of the shares of Class A Common Stock being offered for resale by this prospectus, which includes 12,500,000 Founder Shares and 23,500,000 Private Placement Shares. The term "selling stockholders" includes the stockholders listed in the table below and their permitted transferees. The Founder Shares are being registered by the registration statement of which this prospectus forms a part pursuant to a registration rights agreement entered into in connection with our IPO. The Private Placement Shares are being registered by the registration statement of which this prospectus forms a part pursuant to the subscription agreements entered into in connection with the GMT Acquisition.

        The following table provides, as of August 3, 2017, information regarding the beneficial ownership of our Class A Common Stock held by each selling stockholder, the number of shares of Class A Common Stock that may be sold by each selling stockholder under this prospectus and that each selling stockholder will beneficially own after this offering.

        Because each selling stockholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling stockholders and further assumed that the selling stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

        We may amend or supplement this prospectus from time to time in the future to update or change this selling stockholders list and the securities that may be resold.

        Please see the section entitled "Plan of Distribution" for further information regarding the stockholders' method of distributing these shares.

	Shares of Class A Common Stock Beneficially Owned Prior to Offering			Shares of Class A Common Stock Beneficially Owned After Offering(1)
			Maximum Number of Shares of Class A Common Stock to be Sold Pursuant to this Prospectus
Name of Selling Stockholder	Number of Shares	Percent		Number of Shares	Percent
Silver Run Sponsor, LLC(2)	17,390,514	6.5%	10,564,012	6,826,502	2.5%
Mark G. Papa(3)	2,989,486	1.1%	1,815,988	1,173,498	*
William D. Gutermuth(4)	40,000	*	40,000	—	*
Diana J. Walters(5)	40,000	*	40,000	—	*
Jeffrey H. Tepper(6)	51,217	*	40,000	11,217	*
Funds and accounts advised by T. Rowe Price Associates, Inc.(7)	21,486,787	8.3%	2,991,209	18,495,578	7.1%
Funds advised by SailingStone Capital Partners LLC	14,235,722	5.5%	8,625,645	5,610,077	2.1%
Funds advised by Capital Research and Management Company	8,094,736	3.1%	550,000	7,544,736	2.9%
Funds advised by Kensico Capital Management Corp.	3,920,559	1.5%	1,000,000	2,920,559	1.1%
MTP Energy Fund Ltd	3,719,395	1.4%	2,000,000	1,719,395	*
Magnetar Equity Opportunities Master Fund Ltd	250,000	*	250,000	—	*
Alyeska Master Fund, L.P.	1,272,727	*	1,272,727	—	*
Alyeska Master Fund 2, L.P.	827,273	*	827,273	—	*
MMF Moore ET Investments, LP	2,401,032	*	1,650,000	751,032	*
The Obsidian Master Fund(8)	246,753	*	246,753	—	*
BlackRock Multi-Strategy Master Fund Limited(8)	64,935	*	64,935	—	*
BlackRock Credit Alpha Master Fund L.P.(8)	506,494	*	506,494	—	*
CA 534 Offshore Fund, Ltd.(8)	181,818	*	181,818	—	*
1192 MSF International Ltd. (f/k/a Highbridge International LLC)	820,000	*	820,000	—	*
Adage Capital Partners LP	520,000	*	520,000	—	*
Funds managed by Orbis Investment Management Limited and its affiliates	1,785,402	*	424,926	1,360,476	*
Luminus Energy Partners Master Fund Ltd	413,793	*	413,793	—	*
Castle Hook Master Fund Ltd.	344,000	*	344,000	—	*
Tortoise Direct Opportunities Fund, LP	873,561	*	330,000	543,561	*
CVI Investments, Inc.	275,862	*	275,862	—	*
Spindrift Investors (Bermuda) L.P.	140,213	*	70,504	69,709	*
Spindrift Partners, L.P.	222,847	*	134,061	88,786	*

*
Represents less than 1%.

(1)
Assumes each selling stockholder sells the maximum number of shares of Class A Common Stock that may be sold by such selling stockholder under this prospectus.

(2)
Includes 6,826,502 shares of Class A Common Stock issuable upon exercise of Private Placement Warrants. Silver Run Sponsor, LLC is the record holder of these securities. Silver Run Sponsor Manager, LLC is the managing member of Silver Run Sponsor, LLC. Riverstone Holdings LLC is the managing member of Silver Run Sponsor Manager, LLC. Pierre F. Lapeyre, Jr. and David M. Leuschen are the managing directors of Riverstone Holdings LLC and have or share voting and investment discretion with respect to the securities held of record by Silver Run Sponsor, LLC. As such, each of Silver Run Sponsor Manager, LLC, Riverstone Holdings LLC, Mr. Leuschen and Mr. Lapeyre may be deemed to share beneficial ownership of the common stock held directly by Silver Run Sponsor, LLC. Each such entity or person disclaims any such beneficial ownership of such securities. The business address for Silver Run Sponsor, LLC and Silver Run Sponsor Manager, LLC is 1000 Louisiana Street, Suite 1450, Houston, Texas 77002. The business address for each other person named in this footnote is c/o Riverstone Holdings, 712 Fifth Avenue, 36th Floor, New York, NY 10019.

(3)
Includes 1,173,498 shares of Class A Common Stock issuable upon exercise of Private Placement Warrants. Mr. Papa has been our Chief Executive Officer and a director since November 2015. Since the closing of the Business Combination, Mr. Papa also serves as our President.

(4)
Mr. Gutermuth served as a director from the completion of our IPO until the closing of the Business Combination.

(5)
Ms. Walters served as a director from the completion of our IPO until the closing of the Business Combination.

(6)
Mr. Tepper has served as a director since the completion of our IPO.

(7)
T. Rowe Price Associates, Inc., is a registered investment adviser ("Fund Manager" or "TRPA"). Fund Manager is affiliated with a registered broker-dealer, T. Rowe Price Investment Services, Inc. ("TRPIS"). TRPIS is a subsidiary of the Fund Manager and was formed primarily for the limited purpose of acting as the principal underwriter and distributor of shares of funds in the T. Rowe Price fund family. T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the funds and accounts that hold shares of the Company. For purposes of reporting requirements of the Exchange Act, TRPA may be deemed to be the beneficial owner of all of the shares listed in this table; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The business address of TRPA is 100 East Pratt Street, Baltimore, MD 21202.

(8)
The registered holders of the referenced shares are funds and accounts managed by investment adviser subsidiaries of BlackRock, Inc. BlackRock, Inc. is the ultimate parent holding company of such investment adviser entities. On behalf of such investment adviser entities, the applicable portfolio managers, respectively as a managing directors of such entities, have voting and investment power over the shares held by the foregoing funds and accounts which are the registered holders of the referenced shares and units. Such applicable portfolio managers expressly disclaim beneficial ownership of all shares and units held by such funds and accounts. The address of such funds and accounts, such investment adviser subsidiaries and such applicable portfolio managers is 55 East 52nd Street, New York, NY 10055. Shares being registered for resale may not incorporate all shares deemed to be beneficially held by BlackRock, Inc.

PLAN OF DISTRIBUTION

Issuance of Class A Common Stock Underlying Private Placement Warrants

        We are registering the issuance of shares of Class A Common Stock underlying the Private Placement Warrants. The prices at which the shares of Class A Common Stock underlying the Private Placement covered by this prospectus may actually be disposed of may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. We will receive the proceeds from the exercise of the Private Placement Warrants, but not from the sale of the underlying Class A Common Stock.

        Pursuant to the terms of the Private Placement Warrants, the shares of Class A Common Stock will be distributed to those Private Placement Warrant holders who surrender the Private Placement Warrants and provide payment of the exercise price to our warrant agent, Continental Stock Transfer & Trust Company.

Resale of Class A Common Stock by Selling Stockholders

        We are also registering the resale of shares of Class A Common Stock by the selling stockholders. The selling stockholders, which as used herein includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A Common Stock on NASDAQ or any other stock exchange, market or trading facility on which such shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

        The selling stockholders may use any one or more of the following methods when disposing of their shares of Class A Common Stock:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  in underwriting transactions;

  •
  short sales;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price;

  •
  distribution to members, limited partners or stockholders of selling stockholders;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Class A Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer their shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        In connection with the sale of shares of our Class A Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling stockholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of Class A Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the selling stockholders from the sale of the shares of Class A Common Stock offered by them will be the purchase price of the share less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their shares of Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from the resale of shares of Class A Common Stock being offered by the selling stockholders named herein.

        The selling stockholders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

        In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares of Class A Common Stock for whom they may act as agents. In addition, underwriters may sell the shares of Class A Common Stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares of Class A Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares of Class A Common Stock by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

        To the extent required, the shares of Class A Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Blue Sky Restrictions on Resale

        In order to comply with the securities laws of some states, if applicable, our shares of Class A Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our shares of Class A Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        If a selling stockholder wants to sell its shares of Class A Common Stock under this prospectus in the United States, the selling stockholders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling stockholder will be able to advise a selling stockholder in which states shares of Class A Common Stock are exempt from registration for secondary sales.

        Any person who purchases shares of Class A Common Stock from a selling stockholder offered by this prospectus who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

        When the registration statement that includes this prospectus becomes effective, and a selling stockholder indicates in which state(s) it desires to sell its shares of Class A Common Stock we will be able to identify whether it will need to register or will be able to rely on an exemption therefrom.

        We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of their shares against certain liabilities, including liabilities arising under the Securities Act.

        We have agreed to indemnify, to the extent permitted by law, the selling stockholders (and each selling stockholder's officers and directors and each person who controls such selling stockholder) against liabilities caused by any untrue or alleged untrue statement of material fact contained in this prospectus or the registration statement of which this prospectus forms a part (including any amendment or supplement thereof) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such selling stockholder expressly for use herein.

        We are required to pay all fees and expenses incident to the registration of the shares of Class A Common Stock covered by this prospectus, including with regard to compliance with state securities or Blue Sky laws. Otherwise, all discounts, commissions or fees incurred in connection with the sale of shares of Class A Common Stock offered hereby will be paid by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

        The Company has authorized 621,000,000 shares of capital stock, consisting of (a) 620,000,000 shares of common stock, including (i) 600,000,000 shares of Class A Common Stock, and (ii) 20,000,000 shares of Class C Common Stock, and (b) 1,000,000 shares of preferred stock, including one share of Series A Preferred Stock.

Class A Common Stock

        Holders of the Company's Class A Common Stock are entitled to one vote for each share held on all matters to be voted on by the Company's stockholders. Holders of the Class A Common Stock and holders of the Class C Common Stock will vote together as a single class on all matters submitted to a vote of the Company's stockholders, except as required by law. Unless specified in the Company's second amended and restated charter (the "Charter") (including any certificate of designation of preferred stock) or amended and restated bylaws (the "Bylaws"), or as required by applicable provisions of the Delaware General Corporation Law or applicable stock exchange rules, the affirmative vote of a majority of the Company's shares of common stock that are voted is required to approve any such matter voted on by the Company's stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors (subject to the right of the holder of our Series A Preferred Stock to nominate and elect one director). Subject to the rights of the holders of any outstanding series of preferred stock, the holders of the Class A Common Stock are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

        In the event of a liquidation, dissolution or winding up of the Company, the holders of the Class A Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A Common Stock. Holders of the Class A Common Stock have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class A Common Stock.

Class C Common Stock

        In connection with the Business Combination, we issued 20,000,000 shares of Class C Common Stock to the Centennial Contributors. Holders of Class C Common Stock, together with holders of Class A Common Stock voting as a single class, have the right to vote on all matters properly submitted to a vote of the stockholders. In addition, the holders of Class C Common Stock, voting as a separate class, will be entitled to approve any amendment, alteration or repeal of any provision of our Charter that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class C Common Stock. Holders of Class C Common Stock will not be entitled to any dividends from the Company and will not be entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs.

        Shares of Class C Common Stock may be issued only to the Centennial Contributors, their respective successors and assigns, as well as any permitted transferees of the Centennial Contributors. A holder of Class C Common Stock may transfer shares of Class C Common Stock to any transferee (other than the Company) only if such holder also simultaneously transfers an equal number of such holder's CRP Common Units to such transferee in compliance with the amended and restated limited liability company agreement of CRP. The Centennial Contributors generally have the right to cause CRP to redeem all or a portion of their CRP Common Units in exchange for shares of the Company's Class A Common Stock or, at CRP's option, an equivalent amount of cash. The Company may, however, at its option, effect a direct exchange of cash or Class A Common Stock for such CRP Common Units in lieu of such a redemption by CRP. Upon the future redemption or exchange of CRP

Common Units held by a Centennial Contributor, a corresponding number of shares of Class C Common Stock held by such Centennial Contributor will be canceled.

Series A Preferred Stock

        In connection with the Business Combination, we also issued one share of Series A Preferred Stock to CRD. CRD, as the holder of the Series A Preferred Stock, will not be entitled to any dividends from the Company, but will be entitled to preferred distributions in liquidation in the amount of $0.0001 per share of Series A Preferred Stock and will have a limited voting right as described below. The Series A Preferred Stock will be redeemable by us (a) at such time as CRD and its affiliates cease to own, in the aggregate, at least 5,000,000 CRP Common Units and/or shares of Class A Common Stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions), (b) at any time at CRD's option or (c) upon a breach by CRD of the transfer restrictions relating to the Series A Preferred Stock. In addition, for so long as the Series A Preferred Stock remains outstanding, CRD will be entitled to nominate one director for election to our board of directors in connection with any vote of our stockholders for the election of directors, and the vote of CRD will be the only vote required to elect such nominee to our board.

Private Placement Warrants

        Each whole Private Placement Warrant purchased by our Sponsor in a private placement that occurred simultaneously with the closing of our IPO entitles the registered holder to purchase one whole share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the warrant agreement, a warrant holder may exercise its Private Placement Warrants only for a whole number of shares of Class A Common Stock. No fractional Private Placement Warrants were issued. The Private Placement Warrants will expire five years after the closing date of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

        The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Private Placement Warrant and will have no obligation to settle the exercise of a Private Placement Warrant unless a registration statement registering the issuance of such shares of Class A Common Stock is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No Private Placement Warrant will be exercisable and the Company will not be obligated to issue shares of Class A Common Stock upon exercise of a Private Placement Warrant unless Class A Common Stock issuable upon such exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Private Placement Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Private Placement Warrant, the holder of such Private Placement Warrant will not be entitled to exercise such Private Placement Warrant and such Private Placement Warrant may have no value and expire worthless.

        The Private Placement Warrants are not redeemable by the Company so long as they are held by our Sponsor or its permitted transferees. If the Private Placement Warrants are held by holders other than our Sponsor or its permitted transferees, the Company may call the Private Placement Warrants for redemption:

  •
  in whole and not in part;

  •
  at a price of $0.01 per Private Placement Warrant;

  •
  upon not less than 30 days' prior written notice of redemption (the "30-day redemption period") to each Private Placement Warrant holder; and

  •
  if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the Private Placement Warrant holders (the "minimum trading price trigger").

        If and when the Private Placement Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

        The minimum trading price trigger discussed above was included as a condition to the Company's right to call the Private Placement Warrants for redemption to prevent a redemption call unless the Class A Common Stock is trading at a significant premium to the Private Placement Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Private Placement Warrants, each Private Placement Warrant holder will be entitled to exercise its Private Placement Warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 minimum trading price trigger as well as the $11.50 Private Placement Warrant exercise price after the redemption notice is issued.

        If the Company calls the Private Placement Warrants for redemption as described above, the Company's management will have the option to require any holder that wishes to exercise its Private Placement Warrant to do so on a "cashless basis." In determining whether to require all holders to exercise their Private Placement Warrants on a "cashless basis," the Company's management will consider, among other factors, our cash position, the number of Private Placement Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants. If the Company's management takes advantage of this option, all holders of Private Placement Warrants called for redemption would pay the exercise price by surrendering their Private Placement Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Private Placement Warrants, multiplied by the difference between the exercise price of the Private Placement Warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Private Placement Warrants. If the Company's management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Private Placement Warrants, including the "fair market value" in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Private Placement Warrant redemption. The Company believes this feature is an attractive option to the Company if it does not need the cash from the exercise of the Private Placement Warrants.

        So long as the Private Placement Warrants are held by our Sponsor or its permitted transferees, the holders of the Private Placement Warrants may elect to exercise them on a cashless basis, using the same formula described above that other Private Placement Warrant holders would have been required to use had the Company required the exercise of their Private Placement Warrants on a cashless basis in connection with a redemption. The reason that the Company has agreed that the Private Placement Warrants will be exercisable on a cashless basis so long as they are held by our Sponsor or its permitted transferees is because it was not known at the time of issuance whether our Sponsor would be affiliated with the Company following an initial business combination. If our Sponsor remains affiliated with the Company, its ability to sell the Company's securities in the open market will be significantly limited.

        The Company has policies in place that prohibit insiders from selling the Company's securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company's securities, an insider cannot trade in the Company's securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A Common Stock issuable upon exercise of the Public Warrants issued in our IPO freely in the open market, the insiders could be significantly restricted from doing so. As a result, the Company believes that allowing the holders to exercise the Private Placement Warrants on a cashless basis is appropriate.

        A holder of a Private Placement Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Private Placement Warrant, to the extent that after giving effect to such exercise, such person (together with such person's affiliates), to the warrant agent's actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

        If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Private Placement Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value of a share of Class A Common Stock. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

        In addition, if the Company, at any time while the Private Placement Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of the Company's capital stock into which the Private Placement Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Private Placement Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

        If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Private Placement Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

        Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Private Placement Warrants is adjusted, as described above, the Private Placement Warrant exercise price will be adjusted by multiplying the exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Private Placement Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

        In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company's outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Private Placement Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Private Placement Warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Private Placement Warrants would have received if such holder had exercised their Private Placement Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Private Placement Warrant properly exercises the Private Placement Warrant within 30 days following public disclosure of such transaction, the Private Placement Warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the Private Placement Warrant.

        The Private Placement Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of Private Placement Warrants being exercised. The holders of Private Placement Warrants do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their Private Placement Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Private Placement Warrants, each holder will be entitled to one vote for each share of Class A Common Stock held of record on all matters to be voted on by holders of Class A Common Stock.

        No fractional shares of Class A Common Stock will be issued upon exercise of the Private Placement Warrants. If, upon exercise of the Private Placement Warrants, a holder would be entitled to receive a fractional interest in a share of Class A Common Stock, the Company will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the Private Placement Warrant holder.

        The Private Placement Warrants were sold in a private placement pursuant to a purchase agreement between us and our Sponsor and have the terms set forth in a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company.

Our Transfer Agent and Warrant Agent

        The transfer agent for our Class A Common Stock and Class C Common Stock and warrant agent for the Private Placement Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Charter and Bylaws

        We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

  •
  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

        A "business combination" includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

  •
  our board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        Under our Charter, our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

        Except as required by NASDAQ rules, our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

  Special Meeting of Stockholders

        Our Bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder's notice will need to be received by the Company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders' meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Rule 144

        Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Class A Common Stock or Private Placement Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

        Persons who have beneficially owned restricted shares of our Class A Common Stock or Private Placement Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

  •
  1% of the total number of shares of Class A Common Stock then outstanding; or

  •
  the average weekly reported trading volume of the Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

  Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

        Prior to the closing of the Business Combination on October 11, 2017, we were considered a shell company under the Securities Act. Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

  •
  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

  •
  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

  •
  the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

  •
  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

        As a result, if we have filed all Exchange Act reports and materials as set forth in the third bullet of the preceding paragraph, then any holder of restricted shares of our Class A Common Stock or Private Placement Warrants (including our Initial Stockholders with respect to their Founder Shares and Private Placement Warrants) will be able to sell such shares or Private Placement Warrants, as applicable, pursuant to Rule 144 without registration after October 11, 2016 (one year following the closing of the Business Combination).

Listing of Securities

        The Company's Class A Common Stock is currently quoted on NASDAQ under the symbol "CDEV."

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

        The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder ("Treasury Regulations"), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the "IRS"), in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A Common Stock.

        This discussion is limited to Non-U.S. Holders that hold our Class A Common Stock as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder's particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

  •
  U.S. expatriates and former citizens or long-term residents of the United States;

  •
  persons subject to the alternative minimum tax;

  •
  persons holding our Class A Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  banks, insurance companies, and other financial institutions;

  •
  brokers, dealers or traders in securities;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes;

  •
  tax-exempt organizations or governmental organizations;

  •
  persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code;

  •
  persons who hold or receive our Class A Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

  •
  "qualified foreign pension funds" as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

  •
  tax-qualified retirement plans.

        If an entity treated as a partnership for U.S. federal income tax purposes holds our Class A Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A Common Stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

        THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

        For purposes of this discussion, a "Non-U.S. Holder" is any beneficial owner of our Class A Common Stock that is neither a "U.S. person" nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

        As described in the section entitled "Dividend Policy" we do not anticipate declaring or paying dividends to holders of our Class A Common Stock in the foreseeable future. However, if we do make distributions of cash or property on our Class A Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder's adjusted tax basis in its Class A Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under "—Sale or Other Taxable Disposition."

        Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Class A Common Stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

        If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States.

        Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

        A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A Common Stock unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

  •
  the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

  •
  our Class A Common Stock constitutes a United States real property interest ("USRPI") by reason of our status as a United States real property holding corporation ("USRPHC") for U.S. federal income tax purposes. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in its trade or business.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (adjusted for certain items), which will include such effectively connected gain.

        A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

        With respect to the third bullet point above, we believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, a Non-U.S. Holder of our Class A Common Stock generally will not be subject to U.S. net federal income tax as a result of our being a USRPHC if our Class A Common Stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually or constructively, 5% or less of our Class A Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder's holding period. If our Class A Common Stock is not considered to be so traded, a Non-U.S. Holder generally would be subject to net U.S. federal income tax on the gain realized on a disposition of our Class A Common Stock as a result of our being a USRPHC and generally would be required to file a U.S. federal income tax return. Additionally, a 15% withholding tax would apply to the gross proceeds from such disposition.

        Non-U.S. Holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        Payments of dividends on our Class A Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A Common Stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our Class A Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

        Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or "FATCA") on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Class A Common Stock paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as IRS Form W-8BEN-E). If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A Common Stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A Common Stock.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP of Houston, Texas. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Centennial Resource Development, Inc. and its subsidiaries (the Company) as of December 31, 2016 (Successor Company balance sheet) and 2015 (Predecessor Company balance sheet) and for the period from October 11, 2016 through December 31, 2016 (Successor Company operations) and the period from January 1, 2016 through October 10, 2016 and for each of the two years in the period ended December 31, 2015 (Predecessor Company operations) incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        Estimates of our oil and natural gas reserves and related future net cash flows related to our properties as of December 31, 2016, December 31, 2015 and December 31, 2014 incorporated by reference in this prospectus and registration statement were based upon a reserve report prepared by our independent petroleum engineer, Netherland, Sewell & Associates, Inc. We have incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

        The statement of revenues and direct operating expenses of the oil and natural gas properties acquired from GMT Exploration Company, LLC for the year ended December 31, 2016 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus or any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 23, 2017;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 11, 2017;

  •
  our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2017;

  •
  our Current Reports on Form 8-K filed with the SEC on January 4, 2017, February 1, 2017, February 14, 2017, February 27, 2017, March 22, 2017, March 28, 2017, April 6, 2017, May 1, 2017, May 5, 2017, May 25, 2017, June 9, 2017 and June 13, 2017 and our Current Reports on Form 8-K/A filed with the SEC on March 23, 2017 and August 7, 2017; and

  •
  the description of our Class A Common Stock as set forth in our registration statement on Form 8-A (File No. 001-37697), filed with the SEC on February 17, 2016, pursuant to

    Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

        Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

        We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Centennial Resource Development, Inc.
1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(720) 499-1400

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A Common Stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our Class A Common Stock you should refer to the registration statement and its exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

        We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC's website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading "Investors" at www.cdevinc.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC's Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses payable by the registrant in connection with this offering. All of the amounts shown are estimates except the SEC registration fee.

SEC registration fee		$77,172
Transfer agent's fees and expenses	$		*
Printing expenses	$		*
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Miscellaneous	$		*

Total expenses	$		*

*
Estimated expenses not presently known.

        We will bear all costs, expenses and fees in connection with the registration of the shares of Class A Common Stock, including with regard to compliance with state securities or "blue sky" laws. The selling stockholders, however, will bear all commissions and discounts, if any, attributable to their sale of shares of Class A Common Stock.

Item 15.    Indemnification of Directors and Officers

        Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or; (4) for any transaction from which a director derived an improper personal benefit.

        Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred in connection therewith.

        In accordance with Section 102(b)(7) of the DGCL, our Charter provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of its fiduciary duty as a director, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless he or she violated their duty of loyalty to the Registrant or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The effect of this provision of Charter is to eliminate our rights and those of our stockholders (through stockholders' derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care.

        If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Charter, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Charter limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

        Our Charter also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Charter will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

        The right to indemnification conferred by our Charter is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Charter or otherwise.

        The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Charter may have or hereafter acquire under law, our Charter, our Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

        Any repeal or amendment of provisions of our Charter affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Charter will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by our Charter.

        Our Bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our Charter. In addition, our Bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our Bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        Any repeal or amendment of provisions of our Bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

        We have entered into indemnity agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them to which they could be indemnified.

Item 16.    Exhibits

        See the Exhibit Index, which follows the signature page and which is incorporated by reference herein.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

  (a)

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

    Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (A)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (B)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (b)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the

    Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d)
  That, for purposes of determining any liability under the Securities Act of 1933:

  (1)
  the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement at the time it was declared effective; and

  (2)
  each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on August 7, 2017.

CENTENNIAL RESOURCE DEVELOPMENT, INC.
By:	/s/ GEORGE S. GLYPHIS George S. Glyphis Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George S. Glyphis and Davis O'Connor, or either of them, with full power to act without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ MARK G. PAPA Mark G. Papa	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 7, 2017
/s/ GEORGE S. GLYPHIS George S. Glyphis	Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)	August 7, 2017
/s/ BRENT P. JENSEN Brent P. Jensen	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 7, 2017
/s/ MAIRE A. BALDWIN Maire A. Baldwin	Director	August 7, 2017

SIGNATURE	TITLE	DATE

/s/ KARL E. BANDTEL Karl E. Bandtel	Director	August 7, 2017
/s/ PIERRE F. LAPEYRE, JR. Pierre F. Lapeyre, Jr.	Director	August 7, 2017
David M. Leuschen	Director	August 7, 2017
/s/ JEFFREY H. TEPPER Jeffrey H. Tepper	Director	August 7, 2017
/s/ ROBERT M. TICHIO Robert M. Tichio	Director	August 7, 2017
/s/ TONY R. WEBER Tony R. Weber	Director	August 7, 2017

EXHIBIT INDEX

Exhibit Number		Description of Exhibits
2.1		Contribution Agreement, dated as of July 6, 2016, as amended by Amendment No. 1 thereto, dated as of July 29, 2016, among Centennial Resource Development, LLC, NGP Centennial Follow-On LLC, Celero Energy Company, LP, Centennial Resource Production, LLC and New Centennial, LLC (incorporated by reference to Annex A of the Registrant's definitive proxy statement filed with the SEC on September 23, 2016).

2.2		Agreement to Assign, dated as of November 27, 2016, by and among SB RS Holdings, LLC, Centennial Resource Development, Inc., Centennial Resource Production, LLC and Riverstone Capital Services LLC (incorporated by reference to Exhibit 2.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-215621) filed with the SEC on January 19, 2017).

2.3		Purchase and Sale Agreement, dated April 28, 2017, between GMT Exploration Company LLC and Centennial Resource Production, LLC (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed with the SEC on May 1, 2017).

3.1		Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on October 11, 2016).

3.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on October 7, 2016).

3.3		Fifth Amended and Restated Limited Liability Company Agreement of Centennial Resource Production, LLC dated as of October 11, 2016 (incorporated by reference to Exhibit 10.5 to the Registrant's Current Report on Form 8-K filed with the SEC on October 11, 2016).

3.4		Amendment No. 1 to Fifth Amended and Restated Limited Liability Company Agreement of Centennial Resource Production, LLC dated as of December 28, 2016 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on December 28, 2016).

3.5		Amendment No. 2 to Fifth Amended and Restated Limited Liability Company Agreement of Centennial Resource Production, LLC dated as of March 20, 2017 (incorporated by reference to Exhibit 3.5 to the Registrant's Annual Report on Form 10-K filed with the SEC on March 23, 2017).

4.1		Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-209140) filed with the SEC on January 27, 2016).

4.2		Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-209140) filed with the SEC on January 27, 2016).

4.3		Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 to the Registrant's Current Report on Form 8-K filed with the SEC on February 29, 2016).

4.4		Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the SEC on October 11, 2016).

5.1	*	Opinion of Latham & Watkins LLP.

23.1	*	Consent of KPMG LLP.

Exhibit Number		Description of Exhibits
23.2	*	Consent of BDO USA, LLP.

23.3	*	Consent of Netherland, Sewell & Associates, Inc.

23.4	*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	*	Power of Attorney (included on signature pages of this Registration Statement).

*
Filed herewith.